Code of Ethics and Conduct Fidelis Insurance Holdings Limited February 2026

Fidelis Insurance Holdings Limited – Code of Conduct | Page 2 1. Scope List definitions included in this policy References in this Code of Ethics and Conduct (the “Code”) to “Covered Persons" include all officers, directors, employees and, where relevant, contractors and consultants of Fidelis Insurance Holdings Limited and all of its subsidiaries (the “Company,” “FIHL,” “we,” “us” or “our”). Any questions about how any part of this Code or relevant policies may apply to you should be addressed to the Group General Counsel or Group Chief Human Resources Officer. 2. Responsibilities It is the responsibility of each Covered Person to conduct themselves in a manner that will support and maintain our reputation for fairness and a high level of integrity. As representatives of the Company, it is essential that Covered Persons’ actions are legal and ethical. It is equally important that no actions taken by a Covered Person appear to others to be inconsistent with that high standard. In every case, a Covered Person should ask themselves if the conduct being contemplated would comply with Company policies and would withstand public disclosure and scrutiny. By doing business in this manner, we can ensure the respect of our clients, shareholders, fellow Covered Persons, regulatory authorities, governments and neighbors. 3. Certification All Covered Persons are required to submit an annual certification of their understanding of and compliance with this Code and the policies relevant to it as posted on our Company intranet. This certification is a compulsory component of our annual review and performance management program for Covered Persons, and you should read this Code Thoroughly and carefully. 4. No Retaliation There are no adverse employment repercussions for those who report, in good faith or on a reasonable basis, potential or actual ethical and compliance violations. Any retaliation or retribution against any Covered Person for a report made in good faith of any suspected violation of the applicable laws, rules, regulations or this Code is cause for appropriate disciplinary action. 5. Failure To Follow Our Standards of Conduct Integrity and fair business practices are critical to our reputation. Violations of this Code or relevant laws by any Covered Person may be deemed to be serious misconduct under the terms of employment and may subject them to criminal, civil or regulatory sanctions, as well as to internal disciplinary actions – up to and including immediate termination of employment.

Fidelis Insurance Holdings Limited – Code of Conduct | Page 3 6. Waivers and Amendments No individual is exempt from any provision of this Code regardless of their position. Because of the importance of the matters involved in this Code, waivers may be granted only in limited circumstances, where the circumstances would support a waiver, and to the extent permitted by applicable law and regulations. Waivers of any element of this Code or the underlying policies may be granted or withheld from time to time by the Company in its sole discretion. To the extent required by applicable laws and regulations, any waivers for the benefit of directors or executive officers will be submitted to the Company’s board of directors (the “Board”) and must be publicly disclosed in the Company’s U.S. Securities and Exchange Commission filings, including the Company’s Annual Report on Form 20-F or the Company’s periodic reporting on Form 6-K, as applicable, and to the extent required by U.S. securities laws or the rules and regulations of the New York Stock Exchange or any other exchange applicable to us. The Company shall maintain disclosure relating to such amendment or waiver on its website for at least twelve (12) months and shall retain the disclosure relating to any such amendment or waiver for not less than five (5) years. The Company maintains the right to amend or modify any provision of this Code at any time. Any waiver of any provision of this Code with regard to any Covered Person who is not an executive officer or director of the Company must be approved by the Covered Person’s supervisor and the Group General Counsel. If you believe that an exception to any of the matters in this Code is appropriate in your case, contact your immediate supervisor. If your supervisor agrees that an exception is appropriate, the approval of the Group General Counsel must be obtained. 7. Overview At FIHL, we aspire to the highest standards of honesty, integrity and business conduct. These standards are reflected in our corporate values, as well as our ethos. They are also captured in this Code, which provides five broad principles to which we are all expected to adhere. These principles are: • We respect and value our clients, partners and shareholders; • We respect and comply with relevant laws and regulations; • We respect and protect the Company; • We respect and value each other; and • We respect and support the communities in which we operate. All policies referred to in this Code can be found on our Company intranet. 8. Code of Principles 8.1. We Respect and Value our Clients, Partners and Shareholders Relationships are crucial component of the success of anu business. They are built on concern for and loyalty to our clients, partners, shareholders and other stakeholders. We

Fidelis Insurance Holdings Limited – Code of Conduct | Page 4 believe that making ethical decisions, acting in the best interests of our Company and shareholders and serving them faithfully will help us generate long-term value. We seek and provide value through our financial security, quality products and responsive service to our clients and partners. Our corporate strategy reflects these objectives. Covered Persons should be familiar with our corporate strategy, and their conduct should reflect our strategy, values and principles. 8.2. Fair Dealing FIHL serves a wide variety of clients and customers and deals with a broad range of other stakeholders and counterparties on a world-wide basis. Covered Persons must endeavor to deal honestly, ethically and fairly with the Company’s customers, suppliers, competitors and other Covered Persons. Your activities should be mindful of the conduct requirements for our products and appropriate business practices in those territories. You should be aware of the market and regulatory standards that might apply to you given your responsibilities and location, or fair dealing associated with being listed on the New York Stock Exchange. Consult your supervisor or manager or other legal or compliance resources as appropriate. No Covered Person should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice. Unfair dealing is not only unethical but, in some circumstances, such conduct may rise to a level of fraud and thereby expose Covered Persons and the Company to criminal and/or civil liability for violation of anti-fraud laws, as well as the antitrust laws. 8.3. We Respect the Communities We Serve and the Laws that Govern Us FIHL operates in many regions and is committed to interacting with the communities in which it operates in a respectful, ethical manner and in compliance with all applicable laws, rules and regulations. These include, without limitation, laws covering bribery and kickbacks, copyrights, trademarks and trade secrets, information privacy, insider trading, illegal political contributions, antitrust prohibitions, sanctions and global trade controls, offering or receiving gratuities, environmental hazards, employment discrimination or harassment, occupational health and safety, false or misleading financial information or misuse of corporate assets. You are expected to understand and comply with all laws, rules and regulations that apply to your job position. If any doubt exists about whether a course of action is lawful, you should seek advice from your supervisor or manager. Given that the sectors in which we operate are robustly regulated, each of us must remain attentive to the specific legal and regulatory obligations relevant to our roles and always comply with them. 8.4. Safety The Company strives and is committed, so far as is reasonably practicable, to providing Covered Persons with a healthy and safe environment.

Fidelis Insurance Holdings Limited – Code of Conduct | Page 5 The Company is committed to providing the safe working conditions for Covered Persons. The place of employment is to be free of recognized hazards that might cause injury or death as well as be in compliance with specific safety and health standards. All Covered Persons have the responsibility to their fellow Covered Persons and to the Company to carry on their duties in a safe and efficient manner. Covered Persons must report any unsafe conditions so that the Company immediately correct any unsafe acts observed or performed. 8.5. Corporate Relationship with the Community At FIHL, we value responsible corporate citizenship. We strive to extend our high standards of ethical conduct to the communities and the environment in which we live, work and do business. 8.6. Covered Person Relationship with the Community Each Covered Person is expected to conduct themselves appropriately in the community – consistent with our view that each of us is a Company ambassador when we are representing FIHL at business functions. We are aware that although your private life is your own, the relatively small markets in which some of our businesses operate can alter our expectation of both privacy and the attribution of an individual’s conduct to FIHL. 8.7. Community Support We seek to add value to our communities by encouraging individual Covered Person donations through our corporate charity gift matching policy, supporting local charities at the corporate level and sponsorship of sporting, artistic and educational initiatives. For additional information about the Company’s policies regarding donations and other charitable contributions, see Section 20 (Political Contributions and Public Office). 8.8. Regulatory or Compliance-Related Communications and Issues You have a duty to report completely, accurately and truthfully in all communications with regulators. As we are subject to regulation in a number of jurisdictions, you are expected to understand your authority, if any, to communicate should any oversight body or regulator contact you before you take any action. You are always expected to notify the Company’s Group General Counsel or legal or compliance personnel as soon as you become aware of any potential or actual regulatory or compliance-related issues affecting any of the FIHL companies. 8.9. Loans Loans or guarantees obtained through your employment at FIHL could appear to impair your objectivity. Neither you nor your family may borrow funds or receive guarantees from any person, business or firm who you know has business dealings with FIHL. Nor may you or your

Fidelis Insurance Holdings Limited – Code of Conduct | Page 6 family seek to use the FIHL name, position in a market, or goodwill to receive any benefit on a loan transaction, without prior written approval from the Group General Counsel. 8.10. This policy does not apply to ordinary course personal loans such as mortgages, car loans or credit cards assuming their terms are substantially similar to those that would generally be available to the public. 8.11. Outside Business Activities / Employment It is possible to create a conflict of interest due to your outside business activities. To avoid any potential conflict of interest, a Covered Person requires approval, including prior approval in the case of new activities, from the Group General Counsel before entering into any outside business activities which may conflict with his or her responsibilities and obligations to the Company. For more information, see Section 15 (Conflicts of Interest). 8.12. We Respect and Protect FIHL You are obligated to act in the best interests of FIHL, and by doing so, you will be aligning your actions with the best interests of our shareholders, for whom we strive to generate long-term value. 9. Accounting and Financial Reporting We expect our financial reporting to be reliable, accurate, complete and timely, to facilitate the Company’s decision-making process and the proper discharge of its financial, legal and reporting obligations. The Company’s records must be honest, accurate and complete and must fairly represent the facts. No false or deliberately misleading entries are to be made in any books or records, and no Covered Person is to engage in any untruthful arrangement to that effect, or to direct anyone else to make false entries. Additionally, no undisclosed side agreements, oral and/or written, which would modify the terms of an executed contract, are to be made. We have established policies, guidelines and procedures and expect that you will comply with these internal processes and controls to ensure the integrity of our books and records. You are also expected to cooperate in a forthright and fully candid manner when dealing with internal or external auditors or accountants. The Company follows the accepted accounting rules and controls as set forth by the U.S. Securities and Exchange Commission and the Public Company Accounting Oversight Board and the accounting practices prescribed or permitted by regulatory authorities as well as the applicable local accounting rules and principles and the Company’s internal control over financial reporting and disclosure controls and procedures. All account books, budgets, project evaluations, expense accounts and other data papers utilized in maintaining records of the Company’s business must accurately reflect the matters to which they relate. Without limiting the foregoing, all reports and documents filed or furnished with the U.S. Securities and Exchange Commission, as well as other public communications, should be full, fair, honest, timely,

Fidelis Insurance Holdings Limited – Code of Conduct | Page 7 accurate and understandable. All assets of the Company must be carefully and properly accounted for. No payment of funds of the Company shall be approved or made with the understanding that any part of the funds will be used in a manner contrary to this principle. All transactions must be supported by accurate documentation and be accurately recorded. 10. Insider Trading/Market Abuse If you are thinking about trading – either buying or selling – our securities or those of our clients, counterparties, brokers or partners, you are expected to familiarize yourself first with our Insider Trading Policy. It is against our policy, and may be against the law, to trade any securities – not just FIHL’s – if you possess material non-public information. It is also against our policy for any Covered Person or designee to directly hedge, short-sell or pledge as collateral FIHL securities. We have controls in place to help Covered Persons be compliant with our Insider Trading Policy including the use of “trading windows” / restrictions on investing in our sector / Stock Ownership and Retention Guidelines to ensure senior Covered Persons’ interests are aligned with those of our shareholders. Prior to engaging in any securities trading activity, you should consult the Company’s Insider Trading Policy to determine whether your transaction is permissible under the policy. If you are found guilty of insider trading, you may be subjected to, among other things, fines and/or a jail sentence. Under certain circumstances, you can also be held responsible for securities trading activities of anyone to whom you disclose material and non-public information. 11. Confidential Information (Including Personally Identifiable Information) Confidential information takes many forms and includes information, including technical, financial, business or other information about the Company, our clients, our partners, our colleagues and potentially other stakeholders. Confidential information includes all non-public information which, if disclosed outside the Company, could disadvantage the Company competitively or financially or which could hurt or embarrass Covered Persons, customers, borrowers, insurance claimants, suppliers, or the Company. The Company’s services cross into the personal and business lives of others, who trust us to protect their privacy. Violating that privacy may result in serious criminal charges, regulatory fines and civil liability for both the Company and the Covered Person responsible. It is the Company’s policy to collect and process all personal data in accordance with the applicable privacy laws in each relevant jurisdiction and to apply appropriate security controls to such information. Every Covered Person must maintain and protect the privacy of all forms of business communications, whether voice, data or image transmissions during their employment or while carrying out their duties and responsibilities, including after they leave the Company.

Fidelis Insurance Holdings Limited – Code of Conduct | Page 8 Most countries where we have operations or conduct business have adopted regulations to ensure the confidentiality of personally identifiable financial and other information. Many countries, territories and states have data breach laws which require a regulator to be notified in the event of a breach of personally identifiable information, health or financial information. In some jurisdictions, notice of a “personal data breach” must be reported within 72 hours of becoming aware of the breach. It is therefore imperative that any apparent or suspected loss, theft, misuse, damage to or destruction of records containing personal data (whether electronic or paper copy) is promptly reported to the Group Chief Information Security Officer and Chief Technology Officer. 12. Antitrust/Fair Competition The global activities of the Company are subject to various antitrust and competition laws. We expect all Covered Persons to deal fairly when interacting with competitors and to consult with the Group General Counsel on all antitrust-sensitive matters and to discuss anti-competitive practices. In general, antitrust and competition laws prohibit understandings, agreements or actions that may restrain trade or reduce competition. Antitrust violations can generate civil liability and involve the risk of substantial fines being imposed on the infringing entity, members of its corporate group and/or responsible Covered Persons. In many jurisdictions, antitrust violations also carry possible criminal sanctions, punishable by large fines and the potential incarceration of those responsible. Compliance with worldwide antitrust and competition laws is expected from all Covered Persons to foster free, fair and competitive markets for the benefit of consumers. Illegal agreements or understandings, whether written or oral, reached directly or indirectly between competitors or others to fix or control prices, rig bids or to allocate territories, markets or customers, or abuses of a dominant position, such as refusing to deal with certain customers without objective and legal justification must be avoided. The term “competitors” is to be interpreted broadly given the way business in our industry is conducted. Even informal verbal communications on these matters, such as at social events or industry-attended events could be construed as violations of competition laws. Covered Persons are also prohibited from discussing with or providing to any competitor, insurance broker or other third party (directly or indirectly) any artificially inflated bids, prices and/or other terms and conditions with respect to insurance or reinsurance in order to lessen competition by, for example, conferring a commercial advantage upon a third party and/or creating a false appearance of legitimate competition. You should seek advice from your supervisor, manager, the Group General Counsel or other legal or compliance resources, as appropriate, if you have any questions about the policies or any specific activity being considered. Be aware that conduct does not have to be intentional to be anti-competitive and potentially violate the relevant laws. Failure to comply with competition laws can result in, among other consequences, significant fines and legal action against FIHL, reputational damage and possible criminal prosecution for those individuals involved.

Fidelis Insurance Holdings Limited – Code of Conduct | Page 9 13. Anti Bribery and Corruption The Company is committed to conducting its business in accordance with the highest ethical standards and in compliance with applicable anti-corruption laws and regulations in the jurisdictions in which it operates or does business. The Company will not engage in bribery or corruption in any form (whether it involves private individuals or entities or government officials) and has a zero-tolerance approach to violations. Bribery and corrupt activity of any kind are illegal and violate our policies. Bribes, including illegal inducements, in any form are expressly forbidden by FIHL. Bribery laws apply to both commercial parties as well as government officials. Inducements which could be deemed inappropriate, including gifts or entertainment, should be carefully considered. Even the appearance of impropriety should be avoided. Various anti-corruption laws and regulations are potentially relevant to FIHL and Covered Persons and FIHL’s agents. Resources are available to you should you have any questions, and you are encouraged to seek guidance from the Group General Counsel, the Group Head of Compliance, or consult our Anti- Bribery Policy before you act. Our expense policy and procedures contribute to our management of bribery and corruption risk. Any expenses must be accurately recorded in our books and records. Offering, promising, giving, requesting or accepting bribes or kickbacks, and/or reporting inaccurate expenses could result in criminal prosecution and/or dismissal. A bribe or kickback may take a number of forms, including any money, fee, commission, credit, gift or compensation of any kind that is used to improperly influence the recipient, including obtaining or retaining business, or favorable treatment in a business transaction. This Code does not prohibit corporate or personal contributions to political parties if they are permitted by law. Corporate political contributions must be pre-approved. Covered Persons are responsible for promptly reporting any known or suspected transaction, activity, or request that might violate this Code or local applicable laws to the attention of the Group General Counsel or the Group Head of Compliance, or their designees without delay. 14. Sanctions, Anti-Money Laundering (AML) and Anti-Terrorism Financing (ATF) It is FIHL’s policy to comply with all applicable trade and/or economic sanctions, laws or regulations, including anti-money laundering and anti-terrorism financing. FIHL will not knowingly enter into a contract of (re)insurance, extend or renew coverage under an existing policy, pay a claim under a policy, or make any investment or any other payment or conduct any other business, where doing so would be a violation of applicable sanctions / AML / ATF laws or regulations. Resources are available to you should you have any questions, and you are

Fidelis Insurance Holdings Limited – Code of Conduct | Page 10 encouraged to seek guidance from the Group Head of Compliance or consult our Sanctions Policy before you act. All Covered Persons must be vigilant to protect the Company from being unknowingly swept into a money laundering transaction. Money laundering is a term used to describe the process of integrating proceeds from illegal activities into the legitimate financial system so that the proceeds appear to have originated from a legitimate source. Transactions need not be cash transactions to constitute money laundering and money laundering can involve any movement of funds, cash or otherwise. Resources are available to you should you have any questions, and you are encouraged to seek guidance from the Group General Counsel or consult our AML Policy before you act. If you suspect money-laundering or terrorism financing in any of your dealings at any time – even after having already dealt with the person – or that someone may be committing us to business with sanctioned countries, companies or individuals – you must report your suspicion immediately to one of the individuals indicated in the “How to Report” section of this Code. Any assistance you might give to the transfer of proceeds from illegal activities or any failure to report any suspicious incident could constitute a criminal offence resulting in fines and jail sentences to you and fines and other adverse consequences for FIHL. Note that it may also be a crime to ‘tip off’ any person under suspicion, so do not disclose your suspicion to such a person. NOTE: This area of the law is subject to change at any time due to the political nature of economic sanctions; thus, if there are any material changes to relevant sanctions laws, this may be superseded by updates from the Group Chief Compliance Officer. 15. Conflicts of Interest We respect the rights of Covered Persons to manage their personal affairs. We encourage involvement of Covered Persons in activities beneficial to the community. However, situations may arise which may create a conflict of interest, or may appear to create a conflict of interest, between our individual interests and the best interests of FIHL which affect your ability to make objective decisions on behalf of the Company. Generally, you owe a primary duty to FIHL or, in some circumstances, other stakeholders to advance its legitimate interests, its corporate opportunities and to comply with other duties you may owe to FIHL. In some circumstances you may owe a duty to stakeholders other than FIHL. You should seek to identify and avoid situations in which objectivity, independence or the ability to act in the best interests of FIHL or other relevant stakeholders are compromised or could appear to be compromised. A conflict of interest exists if your actions as a Covered Person are, or could reasonably appear to be, influenced, directly or indirectly, by personal considerations or by actual or potential personal benefit or gain.

Fidelis Insurance Holdings Limited – Code of Conduct | Page 11 A conflict situation can arise when a Covered Person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. If you find yourself exposed to an actual or potential situation in which you or family members are, or could appear to be, receiving an improper benefit as a result of your position at FIHL, you are required to communicate this potential conflict of interest as soon as it is identified to the Group General Counsel. Communicate such instances to one of the individuals indicated in the “When and How to Report” section of this Code. Covered Persons should also comply with any conflicts of interest requirements which may be legislated in local law. Covered Persons, without authorization from the Group General Counsel or their designee, may not have a significant financial interest in any organization conducting or seeking to conduct business with the Company in a manner which is more than merely incidental or immaterial. A significant financial interest is one which is so substantial as to create a potential risk of interference with such individual’s independent exercise of judgment in the interest of the Company. Covered Persons who deal with the Company’s suppliers are placed in a special position of trust which requires great caution. No Covered Person should ever receive a payment or anything of value in exchange for a purchasing decision, except for normal business entertainment and tokens of limited value, and in compliance with “Gifts and Entertainment” section of this Code. No Covered Person shall participate on behalf of the Company in any negotiations or dealings of any sort with any person, firm, or non-affiliated corporation in which he/she has, directly or indirectly, an interest, whether through a personal relationship which would affect his or her decisions, or through stockholding or otherwise, except an ordinary investment not sufficient to in any way affect his/her judgment, conduct, or attitude in the matter, or give them a personal interest therein. No Covered Person shall knowingly compete or aid or advise any person, firm, or corporation in competing with the Company in any way or engage in any activity in which his/her personal interests in any way conflict, or might conflict, with those of the Company. The Company requires the full attention of Covered Persons. In general, this level of attention makes it impractical for Covered Persons to pursue employment outside the Company. Additionally, outside employment also could lead to a conflict of interest for the Covered Person. Unless expressly authorized or sponsored by the Company, no outside activities should involve the use of the Company’s time, name, influence, assets, funds, materials, facilities or Covered Persons for personal gain while employed by us. Covered Persons are prohibited from diverting for personal gain any business opportunity from which the Company might profit unless the Company validly decides to forego the opportunity. You must direct all questions regarding this subject to the Group General Counsel, or their designee. 15.1. Gifts and Entertainment The practice of giving and receiving appropriate gifts and entertainment should compromise neither your objectivity nor FIHL’s reputation. Business transactions should always be free from

Fidelis Insurance Holdings Limited – Code of Conduct | Page 12 even a perception that favorable treatment was sought, received or given as the result of furnishing or receiving any financial or other advantage, including gifts, favors, hospitality, entertainment or other similar gratuity. Any financial or other advantage, including payments or things of value, directly or indirectly, to any Covered Person or representative of any actual or prospective customer or supplier of the Company, given for the purpose of influencing or affecting such person’s business judgment or action, such as to induce the purchase or sale of goods or services, or to induce them to act improperly in any way, is strictly prohibited. You may give and receive reasonable gifts and entertainment related to business activities. However, no gift or entertainment should be offered or accepted, regardless of amount, with any indication that inappropriate treatment will result. Our Related Persons Transactions Policy provides the specific reporting obligations you have related to gifts and entertainment, but if you are unsure about whether you can accept/offer a gift or entertainment, please refer to our Gifts and Hospitality Policy and/or consult with legal or compliance personnel. 16. Communications 16.1. Public Communications We communicate with the public in a consistent, accurate and truthful manner. As a public company, our external communications must be carefully managed. Only certain individuals are authorized to communicate or interact publicly on behalf of FIHL. Unless you have been specifically authorized to communicate on behalf of FIHL, you are not permitted to do so. Public communications could relate to investor meetings, public speaking engagements or communicating with the media. If you receive a request to communicate from any of these sources, please refer to our Communications Policy. Adherence to our Communications Policy will ensure that our communications about FIHL are accurate, consistent, lawful and appropriately protective of proprietary or sensitive information. 16.2. Corporate Veil You are expected to understand what you are authorized to do in the course of your work, what the entity you represent is permitted to do and to seek clarification from your supervisor or manager if you are uncertain. You may have a role that requires you to work for more than one of the operating entities in the FIHL group. If you do, you need to understand which entities you work for, in what capacity, and act accordingly. You could damage a relationship with another party by making unintended commitments or act outside permitted company activities – either of which could violate laws, regulations or internal policies. 16.3. Records Management Systems and processes at FIHL are designed to ensure that information is available when and where it is needed, is maintained in an organized manner and is appropriately destroyed when it is appropriate to do so. This information includes business records which are required to be

Fidelis Insurance Holdings Limited – Code of Conduct | Page 13 maintained in a manner compliant with applicable laws and regulations. You are expected to comply with FIHL’s record retention requirements. Failure to comply can result in civil, regulatory or criminal penalties against FIHL and Covered Persons involved in such violations. 16.4. E-Communications All forms of electronic communication such as email sent internally or externally – can potentially become permanent records and could be difficult to understand or interpret over time in absence of the current context. All IT networks, IT systems (including licensed software, e-mail system and business applications) and systems equipment, such as electronic devices, including but not limited to cell phones, smart phones, personal digital assistants, personal communications devices, flash drives/memory sticks, external hard drives and tablets, made available to Covered Persons by the Company (hereinafter “IT Equipment”), as well as any information or data transmitted by or stored in such systems or IT Equipment (including electronic mail), are Company property and should be used primarily for business purposes. We expect our Covered Persons to be mindful of the appropriate use of FIHL’s approved modes of electronic communications and how this pertains to the use of other forms of communication and related social media tools (e.g. Facebook, LinkedIn, Twitter, Instagram etc.), help us avoid damaging situations – personally or for FIHL. Generally, Covered Persons using any sort of social media should be respectful of others, adhere to our confidentiality policies and clearly identify their opinions as their own and not those of FIHL. Violations of these expectations could result in internal discipline, up to and including termination of employment. 16.5. Intellectual Property Our intellectual property is comprised of many elements, including our Company identity, internally developed systems and models and internal processes. All such property should be safeguarded and used for the sole benefit of FIHL. You have an obligation to protect it. The loss of exclusive use of our intellectual property could reduce our competitive advantages and its misuse or theft by you could lead to termination of employment and/or legal action, including potential criminal penalties. 16.6. Corporate Information Security Our information and technology systems are critical for the efficient operation of our businesses and are a key component of our competitive advantage. All of us are expected to understand and respect their corporate importance. You are obligated to read and comply with our various Group Data Protection Policy and Governance and Oversight Framework and procedures and other formal instructions you may receive from our IT Security or relevant personnel. You should also be aware that our computer systems and the information stored or created on them are the sole property of FIHL and you should have no expectation of privacy in your usage of them.

Fidelis Insurance Holdings Limited – Code of Conduct | Page 14 16.7. Artificial Intelligence (AI) Use and Governance The use of artificial intelligence (“AI”), machine learning, and similar technologies presents both opportunities and potential risks to FIHL. You must use such tools responsibly and only in accordance with applicable laws, regulations, and our internal policies and procedures. Use of AI tools must at all times comply with our policies on confidentiality, data protection, data security, intellectual property, and any other relevant policies or procedures. You should exercise caution to ensure that no confidential, proprietary, or personal information is entered into external AI systems, and should seek guidance from your supervisor or manager or compliance personnel if uncertain about appropriate use. 16.8. Protection and Proper Use of Company Assets FIHL’s property is intended to be used for business purposes and should be protected from theft or misuse. Limited personal use of such items is permissible when such use does not lead to inappropriate company expense, interfere with business operations, create a conflict or violate this Code. Company assets, such as proprietary information, funds, materials, supplies, products, equipment, software, facilities, and other assets owned or leased by the Company or that are otherwise in the Company’s possession, may only be used for legitimate business purposes and must never be used for illegal purposes. 17. Modern Slavery FIHL has a zero-tolerance approach to modern slavery and human trafficking in any form, whether within our organization or involving our third parties, suppliers, or business partners. We are committed to conducting business ethically and in compliance with all applicable laws and regulations concerning human rights and fair labor practices. You are expected to support this commitment by remaining alert to potential risks, reporting any concerns promptly, and ensuring that FIHL does not knowingly engage with any party involved in such practices. 18. Harassment and Bullying Just as you are expected to deal with others in a professional and respectful manner, you are also entitled to such treatment. We expect supervisors and managers to be mindful of the requirements and standards of the territories in which their team members reside even if teams have Covered Persons in multiple territories. Sexual harassment, as well as any other form of harassment prohibited by law, is unacceptable and will not be tolerated. Covered Persons are encouraged to report incidents of harassment, bullying or discrimination to the Group General Counsel. The Company will investigate all complaints of harassment and take remedial action as warranted under the circumstances. Behavior constituting harassment on any basis prohibited by law will be treated with the utmost seriousness and may result in disciplinary

Fidelis Insurance Holdings Limited – Code of Conduct | Page 15 action, including immediate termination of employment. Conduct of this type engaged in by contractors, vendors and clients toward Covered Persons will similarly not be tolerated. Violations of this policy may result in disciplinary action, including termination. Reasonable work-related requests and legitimate and constructive criticism of performance or conduct do not constitute bullying or harassment. 19. Use of Illegal Drugs and Alcohol FIHL is committed to providing a work environment that is free from illegal drugs and inappropriate alcohol consumption. Unlawful manufacture, distribution, dispensation, possession, use, sale or purchase of illegal drugs and/or related paraphernalia is prohibited, as is being under the influence of drugs. Alcohol may be available at various work-related events, and you may, if you choose, consume moderate amounts, but it is your sole responsibility to ensure your conduct and demeanor is always professional. “Professional conduct” extends to avoiding activities where laws or regulations may be breached, such as operating motorized vehicles when impaired. FIHL reserves the right to take appropriate steps to ensure compliance with this policy, including drug testing as permitted by law. Any violation of this policy, including conviction for involvement in illegal drugs, could result in disciplinary action, including termination. Covered Persons are encouraged to seek assistance for themselves or their dependents for drug or alcohol problems, and to report suspected abuse by co-workers. FIHL provides assistance and access to rehabilitative treatments and programs for Covered Persons (or their dependents) who seek it. The Human Resources department and your Employee Handbook can provide additional guidance. 20. Political Contributions and Public Office For the most part, individuals are free as private citizens to endorse or contribute to political parties and candidates, contribute to “issue advocacy” groups, serve in political campaigns or run for public office. Covered Persons must ensure that they do not give the impression that they speak or act for the Company and avoid any activity that is, or is likely to be perceived as, illegal or unethical, or that reflects a favoritism not accorded to others. Any Covered Person’s personal political contributions cannot be reimbursed by the Company, directly or indirectly. Corporate political contributions, however, must be made in accordance with applicable law and be approved by the Board, if they have been expressly given such authority. Involvement in political campaigns or running for an elected position in your personal capacity must not constitute a conflict of interest with FIHL and must use neither the FIHL name nor company resources. The appearance of impropriety is as damaging to our Company as an actual misdeed. Covered

Fidelis Insurance Holdings Limited – Code of Conduct | Page 16 Persons must exercise caution to prevent relationships and dealings with government officials from becoming subject to question. 21. Inclusion Inclusion is integral to our Company and reflects the markets in which we do business. We pursue an inclusion strategy that includes accountability, advancement, diverse perspectives, outreach and fostering a sense of belonging for all employees. We actively monitor outreach and interview stage progression to identify and remove any unconscious biases where they may exist in our processes or decision making. In addition, we seek to promote our talent from within, identifying those that have potential to take on more senior roles and fast-tracking them through exposure to a wide range of business opportunities as well as structured training and development. FIHL is an equal opportunity employer. Discrimination based on the categories protected by law in the jurisdiction in which you are employed (for example, race, color, gender, religion or belief, ethnic or national origin, age, physical or mental disability, sexual orientation, marital or civil partner status, gender reassignment, genetic information, nationality, pregnancy, trade union membership or employment term status) is prohibited. Discrimination may be direct or indirect, it may occur intentionally or unintentionally, and it may take many forms including victimization, improper communications or improper actions. All work-related decisions, subject to applicable laws, must demonstrate respect and value for an individual’s qualifications, merits and performance. Discriminating against an individual could result in disciplinary action, including dismissal. 22. When and How to Report 22.1. When to Ask for Help We do not believe it is possible to describe every situation in which you may be required to make a judgment about ethics and compliance violations. If you encounter such a situation, your conduct can frequently be guided by the following questions: • Is your proposed action ethical and legal? • If it were made public such as in a newspaper, would it damage FIHL’s reputation; a colleague’s; your own? • How would you feel if your supervisor or manager, or co-workers or your family found out? • Would you risk your job over it? You are always encouraged to ask if you have any questions relating to proper and ethical business conduct. We encourage you to speak with management if you are unsure as to the best course of action in a certain situation, or to resolve any questions or concerns.

Fidelis Insurance Holdings Limited – Code of Conduct | Page 17 22.2. Where to Get Help? • This Code; • Your manager/supervisor; • Your Human Resources contact; • The Group General Counsel; • The Group Chief Human Resources Officer; • The Company intranet; • Our Whistleblowing Policy; and/or • The Group Head of Compliance. 22.3. Reporting Any Concerns If you become aware of anything that even appears to violate any part of this Code, laws, regulations, legal obligations, our policies or of inappropriate or negligent conduct or concealment of any of these – you are encouraged and expected to promptly report the possible violation. Alternatively, by submitting an online report at EthicsPoint-FIHL (UK) Services Limited (https://secure.ethicspoint.eu/domain/media/en/gui/109734/index.html) or by calling the Company’s telephone-based ethics hotline on the numbers, varying by jurisdiction, provided in the foregoing link (the “Ethics Hotline”), both available 24 hours a day, 7 days a week, 365 days a year. The Ethics Hotline and the online reporting are anonymous communication channels for Covered Persons and others to report concerns regarding, among other things, the integrity of the Company’s public disclosures, internal controls, auditing, financial reporting, sales and marketing disclosures and activities, legal compliance, sexual harassment, discrimination, and other matters. Reports of suspected wrongdoing under this Code must be made in good faith. That means you must honestly believe there is suspected wrongdoing (even if you don’t have all of the information to prove wrongdoing). 22.4. If you report a concern, our commitment to you will be to: • act promptly and appropriately in response to your concerns; • fully maintain confidentiality to the extent possible during any investigation of the reported concern; and ensure there are no negative corporate repercussions for raising an item in good faith or assisting with an investigation. 22.5. Our Whistleblowing Policy provides the specific procedure for reporting certain concerns or violations.

Fidelis Insurance Holdings Limited – Code of Conduct | Page 18 Fidelisinsurance.com +1 441 279 2590 Wellesley House South, 4th Floor, 90 Pitts Bay Road Pembroke, HM08 Bermuda